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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46162, No. 333-38632 and No. 333-70124) of
Moldflow Corporation of our report dated July 31, 2002, except for the last paragraph of Note 20 as to which the date is September 12, 2002, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 19, 2002